CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated August 22, 1997 accompanying the consolidated financial statements included in the Annual Report of LecTec Corporation on Form 10-K for the year ended June 30, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of LecTec Corporation on Forms S-8 (File No. 33-121780, effective April 21, 1987 and No. 33-45931, effective February 21, 1992.)

                                        GRANT THONRTON LLP


Minneapolis, Minnesota
September 23, 1997